Exhibit 99.1

IASIS Healthcare Announces Fourth Quarter and Year-End 2008 Results

FRANKLIN, Tenn--(BUSINESS WIRE)--December 9, 2008--IASIS Healthcare® LLC (“IASIS”) today announced financial and operating results for the fiscal fourth quarter and year ended September 30, 2008.

Net revenue for the fourth quarter totaled $515.4 million, an increase of 9.1%, compared to $472.3 million in the prior year quarter. Adjusted EBITDA for the fourth quarter totaled $58.0 million, compared to $58.8 million in the prior year quarter. A table describing adjusted EBITDA and reconciling net earnings from continuing operations to adjusted EBITDA is included in this press release in the attached Supplemental Consolidated Statements of Operations Information. Net earnings from continuing operations for the fourth quarter totaled $5.4 million, compared to $8.3 million in the prior year quarter.

In September 2008, The Medical Center of Southeast Texas, located in Port Arthur, Texas, was closed twice for evacuation due to Hurricanes Gustav and Ike. The hospital experienced a significant disruption of operations that resulted in a loss of volume and revenue due to these evacuations and water intrusion damage sustained during Hurricane Ike. As a result, the Company’s operations for the fourth quarter were impacted by an estimated $4.4 million in lost earnings for the month of September, compared to the same month in the prior year, along with $3.6 million in estimated property damage at The Medical Center of Southeast Texas.

Admissions decreased 0.9% and adjusted admissions increased 1.3% in the fourth quarter, compared to the prior year quarter. On a same-facility basis, admissions and adjusted admissions decreased 4.2% and 1.3%, respectively, in the fourth quarter, compared to the prior year quarter. Excluding the impact of the disruption of operations at The Medical Center of Southeast Texas for the month of September, same-facility admissions and adjusted admissions declined 3.5% and 0.8%, respectively, compared to the prior year quarter.

Net patient revenue per adjusted admission increased 5.7% in the fourth quarter, compared to the prior year quarter. On a same-facility basis, net patient revenue per adjusted admission increased 3.9%, compared to the prior year quarter.

In commenting on quarterly results, David R. White, chairman and chief executive officer of IASIS Healthcare, said, “While our operating results for the fourth quarter were impacted by the hurricane-related events of September, we are proud of the dedication and effort shown by our employees at The Medical Center of Southeast Texas, and by our management team, as they responded to the evacuation orders and the destruction caused by Hurricane Ike in the Port Arthur area. As we look to the recovery efforts and future of Port Arthur, we are confident in the community’s strength and resolve, and we remain committed to serving the people of the area.”

Net revenue for the year ended September 30, 2008, totaled $2.1 billion, an increase of 17.0%, compared to $1.8 billion in the prior year. Adjusted EBITDA for the year ended September 30, 2008, totaled $264.8 million, an increase of 15.0%, compared to $230.3 million in the prior year. Net earnings from continuing operations for the year ended September 30, 2008, totaled $47.6 million, compared to $40.9 million in the prior year.

Admissions and adjusted admissions increased 9.9% and 10.0%, respectively, during the year ended September 30, 2008, compared to the prior year. Net patient revenue per adjusted admission for the year increased 5.4%, compared to the prior year.

On a same-facility basis, admissions and adjusted admissions increased 0.8% and 2.0%, respectively, during the year ended September 30, 2008, while net patient revenue per adjusted admission increased 4.8%, compared to the prior year.

In commenting on the year end results, White said, “We are pleased with our results for the 2008 fiscal year, which we believe demonstrates the success resulting from our capital investments to expand our business, in both new and existing markets. As we focus on our new fiscal year, we are responding to the economic challenges that face our industry and the communities we serve. While we anticipate a difficult operating environment in the near term, we believe our capital investments and operational excellence have positioned IASIS for continued success.”

A listen-only simulcast and 30-day replay of IASIS’ fourth quarter and year-end conference call will be available by clicking the “For Investors” link on the Company’s Web site at www.iasishealthcare.com beginning at 11 a.m. Eastern Time on December 9, 2008. A copy of this press release will also be available on the Company’s Web site.

IASIS, located in Franklin, Tennessee, is a leading owner and operator of medium-sized acute care hospitals in high-growth urban and suburban markets. The Company operates its hospitals with a strong community focus by offering and developing healthcare services targeted to the needs of the markets it serves, promoting strong relationships with physicians and working with local managed care plans. IASIS owns or leases 15 acute care hospital facilities and one behavioral health hospital facility with a total of 2,644 beds in service and has total annual net revenue of approximately $2.1 billion. These hospital facilities are located in six regions: Salt Lake City, Utah; Phoenix, Arizona; Tampa-St. Petersburg, Florida; three cities in Texas, including San Antonio; Las Vegas, Nevada; and West Monroe, Louisiana. IASIS also owns and operates a Medicaid and Medicare managed health plan in Phoenix that serves over 145,000 members. For more information on IASIS, please visit the Company’s Web site at www.iasishealthcare.com.

Some of the statements we make in this press release are forward-looking within the meaning of the federal securities laws, which are intended to be covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, future financial and operating results, the Company’s plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements. Those risks and uncertainties include, among others, the risks and uncertainties related to our ability to generate sufficient cash to service our existing indebtedness, our substantial level of indebtedness that could adversely affect our financial condition, the possibility of an increase in interest rates, which would increase the cost of servicing our debt and could reduce profitability, our ability to retain and negotiate favorable contracts with managed care plans, changes in legislation and regulations that may significantly reduce government healthcare spending and our revenue and may require us to make changes to our operations, our hospitals’ competition for patients from other hospitals and healthcare providers, our hospitals facing a growth in volume and revenue related to uncompensated care, our ability to recruit and retain quality physicians, our hospitals’ competition for staffing which may increase our labor costs and reduce profitability, our failure to continually enhance our hospitals with the most recent technological advances in diagnostic and surgical equipment that may adversely affect our ability to maintain and expand our markets, our failure to comply with extensive laws and government regulations, the possible enactment of legislation that would impose significant restrictions on hospitals that have physician owners, the potential of exposure to liability from some of our hospitals being required to submit to the Department of Health and Human Services information on their relationships with physicians, expenses incurred in connection with an appeal of the court order dismissing with prejudice the qui tam litigation, the possibility that we may become subject to federal and state investigations in the future, our ability to satisfy regulatory requirements with respect to our internal controls over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, a failure of our information systems that would adversely affect our ability to properly manage our operations, an economic downturn or other material change in any one of the regions in which we operate, potential liabilities because of claims brought against our facilities, increasing insurance costs that may reduce our cash flows and net earnings, the impact of certain factors, including severe weather conditions and natural disasters, on operations at our hospitals, our ability to control costs at Health Choice Arizona, Inc. (“Health Choice”), the impact of any significant alteration to the Arizona Health Care Cost Containment System’s (“AHCCCS”) payment structure of its contracts, the possibility of Health Choice’s contract with the AHCCCS being discontinued, significant competition from other healthcare companies and state efforts to regulate the sale of not-for-profit hospitals that may affect our ability to acquire hospitals, difficulties with the integration of acquisitions that may disrupt our ongoing operations, the significant capital expenditures that would be involved in the construction of current projects or other new hospitals that could have an adverse effect on our liquidity, state efforts to regulate the construction or expansion of hospitals that could impair our ability to operate and expand our operations, our dependence on key personnel, the loss of one or more of which could have a material adverse effect on our business, potential responsibilities and costs under environmental laws that could lead to material expenditures or liability, the possibility of a decline in the fair value of our reporting units that could result in a material non-cash charge to earnings and those risks, uncertainties and other matters detailed in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007, and other filings with the Securities and Exchange Commission.

Although we believe that the assumptions underlying the forward-looking statements contained in this press release are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. We undertake no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

IASIS HEALTHCARE LLC Consolidated Statements of Operations (Unaudited) (in thousands)

	Quarter Ended September 30,		Year Ended September 30,
	2008	2007	2008	2007
Net revenue:
Acute care revenue	$374,495	$351,566	$1,523,790	$1,315,438
Premium revenue	140,924	120,692	541,746	450,641
Total net revenue	515,419	472,258	2,065,536	1,766,079

Costs and expenses:
Salaries and benefits	156,786	144,853	632,109	533,792
Supplies	54,135	51,808	231,259	194,915
Medical claims	118,403	98,990	452,055	376,505
Other operating expenses	74,006	67,850	283,123	266,263
Provision for bad debts	41,097	41,390	161,936	136,233
Rentals and leases	9,435	8,587	36,633	31,546
Interest expense, net	17,205	21,053	75,665	71,206
Depreciation and amortization	25,598	22,225	96,741	75,388
Management fees	1,250	1,186	5,000	4,746
Hurricane-related property damage	3,589	–	3,589	–
Business interruption insurance recoveries	–	–	–	(3,443)
Loss on extinguishment of debt	–	–	–	6,229
Total costs and expenses	501,504	457,942	1,978,110	1,693,380

Earnings from continuing operations before loss on disposal of assets, minority interests and income taxes	13,915	14,316	87,426	72,699
Loss on disposal of assets, net	(95)	(122)	(75)	(1,359)
Minority interests	(1,329)	(334)	(4,437)	(4,496)

Earnings from continuing operations before income taxes	12,491	13,860	82,914	66,844
Income tax expense	7,045	5,582	35,325	25,909

Net earnings from continuing operations	5,446	8,278	47,589	40,935
Earnings (loss) from discontinued operations, net of income taxes	(4,927)	(520)	(11,275)	669

Net earnings	$519	$7,758	$36,314	$41,604

IASIS HEALTHCARE LLC Consolidated Balance Sheets (in thousands)

	Sept. 30, 2008	Sept. 30, 2007
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$80,738	$–
Accounts receivable, net	224,138	248,281
Inventories	49,454	43,697
Deferred income taxes	38,860	29,629
Prepaid expenses and other current assets	60,053	45,023
Total current assets	453,243	366,630

Property and equipment, net	1,004,248	980,437
Goodwill	780,599	756,593
Other intangible assets, net	33,000	36,000
Other assets, net	37,057	46,762
Total assets	$2,308,147	$2,186,422

LIABILITIES AND MEMBER’S EQUITY

Current liabilities:
Accounts payable	$64,851	$98,488
Salaries and benefits payable	31,807	40,124
Accrued interest payable	12,460	18,865
Medical claims payable	97,343	81,309
Other accrued expenses and other current liabilities	51,802	44,276
Current portion of long-term debt and capital lease obligations	7,623	8,036
Total current liabilities	265,886	291,098

Long-term debt and capital lease obligations	1,106,999	1,023,621
Deferred income taxes	111,092	93,402
Other long-term liabilities	44,526	50,831
Minority interests	51,875	35,956

Member’s equity	727,769	691,514
Total liabilities and member’s equity	$2,308,147	$2,186,422

IASIS HEALTHCARE LLC Consolidated Statements of Cash Flows (Unaudited) (in thousands)

	Year Ended September 30,
	2008	2007
Cash flows from operating activities:
Net earnings	$36,314	$41,604
Adjustments to reconcile net earnings to net cash provided by operating activities:
Loss (earnings) from discontinued operations	11,275	(669)
Depreciation and amortization	96,741	75,388
Amortization of loan costs	2,913	2,942
Minority interests	4,437	4,496
Deferred income taxes	19,368	24,103
Loss on disposal of assets, net	75	1,359
Hurricane-related property damage	3,589	–
Loss on extinguishment of debt	–	5,091
Changes in operating assets and liabilities, net of the effect of acquisitions and dispositions:
Accounts receivable, net	17,131	(52,749)
Inventories, prepaid expenses and other current assets	(21,361)	(5,894)
Accounts payable, other accrued expenses and other accrued liabilities	(29,419)	26,002
Net cash provided by operating activities – continuing operations	141,063	121,673
Net cash provided by operating activities – discontinued operations	2,313	4,661
Net cash provided by operating activities	143,376	126,334

Cash flows from investing activities:
Purchases of property and equipment, net	(137,415)	(194,043)
Cash paid for acquisitions, net	(16,821)	(141,585)
Proceeds from sale of assets	360	1,026
Change in other assets, net	4,613	5,893
Net cash used in investing activities – continuing operations	(149,263)	(328,709)
Net cash used in investing activities – discontinued operations	(1,017)	(929)
Net cash used in investing activities	(150,280)	(329,638)

Cash flows from financing activities:
Payment of debt and capital lease obligations	(306,611)	(650,305)
Proceeds from debt borrowings	384,978	778,800
Debt financing costs incurred	–	(8,200)
Distribution to parent for debt financing costs	–	(6,586)
Distribution of minority interests	(5,485)	(4,850)
Proceeds from sale of (costs paid for) partnership interests, net	15,070	(495)
Other	192	–
Net cash provided by financing activities – continuing operations	88,144	108,364
Net cash used in financing activities – discontinued operations	(502)	(475)
Net cash provided by financing activities	87,642	107,889

Change in cash and cash equivalents	80,738	(95,415)
Cash and cash equivalents at beginning of period	–	95,415
Cash and cash equivalents at end of period	$80,738	$–

Supplemental disclosure of cash flow information:
Cash paid for interest	$83,126	$80,647
Cash paid (received) for income taxes, net	$(925)	$7,710
Cash paid in loss on extinguishment of debt	$–	$1,138

IASIS HEALTHCARE LLC Segment Information (Unaudited) (in thousands)

	For the Quarter Ended September 30, 2008
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$374,495	$–	$–	$374,495
Premium revenue	–	140,924	–	140,924
Revenue between segments	2,324	–	(2,324)	–
Net revenue	376,819	140,924	(2,324)	515,419

Salaries and benefits	151,963	4,823	–	156,786
Supplies	54,058	77	–	54,135
Medical claims	–	120,727	(2,324)	118,403
Other operating expenses	69,142	4,864	–	74,006
Provision for bad debts	41,097	–	–	41,097
Rentals and leases	9,155	280	–	9,435
Hurricane–related property damage	3,589	–	–	3,589
Adjusted EBITDA (1)	47,815	10,153	–	57,968

Interest expense, net	17,205	–	–	17,205
Depreciation and amortization	24,578	1,020	–	25,598
Management fees	1,250	–	–	1,250

Earnings from continuing operations before loss on disposal of assets, minority interests and income taxes	4,782	9,133	–	13,915
Loss on disposal of assets, net	(95)	–	–	(95)
Minority interests	(1,329)	–	–	(1,329)
Earnings from continuing operations before income taxes	$3,358	$9,133	$–	$12,491
	For the Quarter Ended September 30, 2007
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$351,566	$–	$–	$351,566
Premium revenue	–	120,692	–	120,692
Revenue between segments	2,109	–	(2,109)	–
Net revenue	353,675	120,692	(2,109)	472,258

Salaries and benefits	140,938	3,915	–	144,853
Supplies	51,750	58	–	51,808
Medical claims	–	101,099	(2,109)	98,990
Other operating expenses	64,238	3,612	–	67,850
Provision for bad debts	41,390	–	–	41,390
Rentals and leases	8,291	296	–	8,587
Adjusted EBITDA (1)	47,068	11,712	–	58,780

Interest expense, net	21,053	–	–	21,053
Depreciation and amortization	21,329	896	–	22,225
Management fees	1,186	–	–	1,186

Earnings from continuing operations before loss on disposal of assets, minority interests and income taxes	3,500	10,816	–	14,316
Loss on disposal of assets, net	(122)	–	–	(122)
Minority interests	(334)	–	–	(334)
Earnings from continuing operations before income taxes	$3,044	$10,816	$–	$13,860

(1) Adjusted EBITDA represents net earnings from continuing operations before interest expense, income tax expense, depreciation and amortization, loss on disposal of assets, minority interests and management fees. Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes. Adjusted EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles (“GAAP”), and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA, as presented, differs from what is defined under the Company’s senior secured credit facilities and may not be comparable to similarly titled measures of other companies.

IASIS HEALTHCARE LLC Segment Information (Unaudited) (in thousands)

	For the Year Ended September 30, 2008
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$1,523,790	$–	$–	$1,523,790
Premium revenue	–	541,746	–	541,746
Revenue between segments	9,594	–	(9,594)	–
Net revenue	1,533,384	541,746	(9,594)	2,065,536

Salaries and benefits	614,442	17,667	–	632,109
Supplies	231,001	258	–	231,259
Medical claims	–	461,649	(9,594)	452,055
Other operating expenses	264,814	18,309	–	283,123
Provision for bad debts	161,936	–	–	161,936
Rentals and leases	35,466	1,167	–	36,633
Hurricane-related property damage	3,589	–	–	3,589
Adjusted EBITDA (1)	222,136	42,696	–	264,832

Interest expense, net	75,665	–	–	75,665
Depreciation and amortization	93,003	3,738	–	96,741
Management fees	5,000	–	–	5,000
Earnings from continuing operations before loss on disposal of assets, minority interests and income taxes	48,468	38,958	–	87,426
Loss on disposal of assets, net	(75)	–	–	(75)
Minority interests	(4,437)	–	–	(4,437)
Earnings from continuing operations before income taxes	$43,956	$38,958	$–	$82,914
Segment assets	$2,123,069	$185,078		$2,308,147
Capital expenditures – continuing operations	$136,425	$990		$137,415
Goodwill	$774,842	$5,757		$780,599
	For the Year Ended September 30, 2007
	Acute Care	Health Choice	Eliminations	Consolidated
Acute care revenue	$1,315,438	$–	$–	$1,315,438
Premium revenue	–	450,641	–	450,641
Revenue between segments	7,540	–	(7,540)	–
Net revenue	1,322,978	450,641	(7,540)	1,766,079

Salaries and benefits	518,989	14,803	–	533,792
Supplies	194,630	285	–	194,915
Medical claims	–	384,045	(7,540)	376,505
Other operating expenses	251,167	15,096	–	266,263
Provision for bad debts	136,233	–	–	136,233
Rentals and leases	30,384	1,162	–	31,546
Business interruption insurance recoveries	(3,443)	–	–	(3,443)
Adjusted EBITDA (1)	195,018	35,250	–	230,268

Interest expense, net	71,206	–	–	71,206
Depreciation and amortization	71,828	3,560	–	75,388
Loss on extinguishment of debt	6,229	–	–	6,229
Management fees	4,746	–	–	4,746
Earnings from continuing operations before loss on disposal of assets, minority interests and income taxes	41,009	31,690	–	72,699
Loss on disposal of assets, net	(1,359)	–	–	(1,359)
Minority interests	(4,496)	–	–	(4,496)
Earnings from continuing operations before income taxes	$35,154	$31,690	$–	$66,844
Segment assets	$2,035,386	$151,036		$2,186,422
Capital expenditures – continuing operations	$193,570	$473		$194,043
Goodwill	$750,836	$5,757		$756,593

(1)       Adjusted EBITDA represents net earnings from continuing operations before interest expense, income tax expense, depreciation and amortization, loss on extinguishment of debt, loss on disposal of assets, minority interests and management fees.  Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC.  Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability.  In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes.  Adjusted EBITDA should not be considered as a measure of financial performance under GAAP, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance.  Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity.  Adjusted EBITDA, as presented, differs from what is defined under the Company’s senior secured credit facilities and may not be comparable to similarly titled measures of other companies.

IASIS HEALTHCARE LLC Consolidated Financial and Operating Data (Unaudited)

	Quarter Ended September 30,		Year Ended September 30,
	2008	2007	2008	2007
Consolidated Hospital Facilities (1)
Number of hospital facilities at end of period	15	15	15	15
Beds in service at end of period	2,644	2,565	2,644	2,565
Average length of stay (days)	4.52	4.57	4.66	4.63
Occupancy rates (average beds in service)	45.4%	48.5%	48.9%	49.5%
Admissions	24,419	24,641	101,302	92,198
Percentage change	(0.9%)		9.9%
Adjusted admissions	41,152	40,616	165,819	150,774
Percentage change	1.3%		10.0%
Patient days	110,481	112,497	471,853	427,244
Adjusted patient days	178,507	178,357	741,466	669,999
Outpatient revenue as a % of gross patient revenue	39.3%	37.1%	36.9%	36.4%

Same-Facility (2)
Number of hospital facilities at end of period	14	14	13	13
Beds in service at end of period	2,466	2,387	2,238	2,159
Average length of stay (days)	4.57	4.61	4.65	4.62
Occupancy rates (average beds in service)	45.8%	49.8%	49.0%	51.2%
Admissions	22,750	23,739	85,983	85,295
Percentage change	(4.2%)		0.8%
Adjusted admissions	38,731	39,255	143,516	140,645
Percentage change	(1.3%)		2.0%
Patient days	103,984	109,372	399,928	394,446
Adjusted patient days	169,043	173,642	636,092	621,924
Outpatient revenue as a % of gross patient revenue	40.1%	37.2%	37.9%	36.7%

(1) Excludes Mesa General Hospital, where operations were discontinued effective May 31, 2008.

(2) Includes hospital facilities owned and operated for each period presented in its entirety.  Includes the effect of the Alliance Hospital acquisition completed on May 31, 2007.  Upon acquisition, Alliance Hospital was immediately merged into Odessa Regional Hospital to form Odessa Regional Medical Center.

IASIS HEALTHCARE LLC Supplemental Consolidated Statements of Operations Information (Unaudited) (in thousands)

	Quarter Ended September 30,		Year Ended September 30,
	2008	2007	2008	2007
Consolidated Results
Net earnings from continuing operations	$5,446	$8,278	$47,589	$40,935
Add:
Interest expense, net	17,205	21,053	75,665	71,206
Income tax expense	7,045	5,582	35,325	25,909
Depreciation and amortization	25,598	22,225	96,741	75,388
Loss on extinguishment of debt	–	–	–	6,229
Loss on disposal of assets, net	95	122	75	1,359
Minority interests	1,329	334	4,437	4,496
Management fees	1,250	1,186	5,000	4,746
Adjusted EBITDA (1)	$57,968	$58,780	$264,832	$230,268

(1)Adjusted EBITDA represents net earnings from continuing operations before interest expense, income tax expense, depreciation and amortization, loss on extinguishment of debt, loss on disposal of assets, minority interests and management fees.  Management fees represent monitoring and advisory fees paid to TPG, the Company’s majority financial sponsor, and certain other members of IASIS Investment LLC.  Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate hospital performance, allocate resources and measure leverage capacity and debt service ability.  In addition, the Company uses adjusted EBITDA as a measure of performance for its business segments and for incentive compensation purposes.  Adjusted EBITDA should not be considered as a measure of financial performance under GAAP, and the items excluded from adjusted EBITDA are significant components in understanding and assessing financial performance.  Adjusted EBITDA should not be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity.  Adjusted EBITDA, as presented, differs from what is defined under the Company’s senior secured credit facilities and may not be comparable to similarly titled measures of other companies.

CONTACT:
IASIS Healthcare LLC
Investor contact:
W. Carl Whitmer, 615-844-2747
Chief Financial Officer
or
Media Contact:
Michele M. Peden, 615-467-1255
VP, Corporate Communications